EXHIBIT 21

Subsidiaries

Company name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of registered/ paid up share capital	Effective interest Held

Coinllectibles (HK) Limited	Hong Kong, limited liability company	Corporate management in Hong Kong	1,000 ordinary shares for HK$1,000	100%

Coinllectibles Wealth Limited	Hong Kong, limited liability company	Corporate management in Hong Kong	1 ordinary share for HK$1	100%

Coinllectibles DeFi Limited	Hong Kong, limited liability company	Financing service management in Hong Kong	10,000 ordinary shares for HK$10,000	100%
Healthy Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

8M Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10 ordinary shares for HK$10	51%

Dragon Group Mortgage Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

E-on Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	2 ordinary shares for HK$2	51%

Lee Kee Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	920,000 ordinary shares for HK$920,000	51%

Rich Finance (Hong Kong) Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

Long Journey Finance Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	100 ordinary shares for HK$100	51%

Vaav Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	10,000 ordinary shares for HK$10,000	51%

Star Credit Limited	Hong Kong, limited liability company	Money lending service in Hong Kong	1,000,000 ordinary shares for HK$1,000,000	51%

Coinllectibles Pte Limited	Singapore, limited liability company	Corporate management and IT development in Singapore	1,000 ordinary shares for S$1,000	100%

Coinllectibles Limited	BVI, limited liability company	Procurement of art and collectibles in Singapore	1,000 ordinary share at par value of US$1	100%